US AIRWAYS GROUP, INC. REPORTS FIRST QUARTER 2005 RESULTS

Loss Attributed to High Fuel Prices and Growing Low Fare
Competition

Mainline Unit Cost, Excluding Fuel, Down 15.6 Percent to 8.46 Cents

ARLINGTON, Va., April 29, 2005 - US Airways Group, Inc. today reported a net loss of $191 million for the first quarter 2005, compared to a $177 million net loss for the first quarter 2004. Excluding unusual items, the loss for the first quarter 2005 was $280 million compared to $177 million in 2004 (see Note 4 for reconciliation).

The sustained high price of fuel continues to have a negative impact on cash flow when coupled with pressure on unit revenue. The cost of aviation fuel per gallon, including taxes, for the first quarter 2005 was $1.47 ($1.42 excluding taxes), up 48.1 percent from the same period in 2004.

"We continue to operate under extremely challenging conditions, most notably high fuel prices and aggressive pricing actions by our competitors," said US Airways President and Chief Executive Officer Bruce R. Lakefield. "The cost reductions and operational efficiencies we have implemented have minimized the impact of the fuel and revenue environment, but we find ourselves in the same situation as most of the industry, where fuel costs cannot be fully recovered through traffic growth and incremental fare increases."

Lakefield noted that the company has attracted the first $250 million in new equity to support the company's Plan of Reorganization (POR) and continues to talk with additional potential investors. "The collective willingness of management and our employees to make difficult decisions and sacrifices that improve our competitive position -- in combination with our strong customer base and presence in major markets in the eastern U.S. -- are critical selling points as we continue our discussions with potential investors."

System passenger revenue per available seat mile (PRASM) for the first quarter 2005 was 9.32 cents, down 9.0 percent compared to the first quarter of 2004, reflecting the continuing downward pressure on fares in the East. Domestically, system PRASM fell 11.3 percent to 9.79 cents. System statistics encompass mainline, MidAtlantic Airways, wholly owned airline subsidiaries of US Airways Group, Inc., and capacity purchases from third parties operating regional jets as US Airways Express. For US Airways mainline operations only, the PRASM of 8.59 cents was down 7.8 percent.

System available seat miles (ASMs) were up 5.1 percent, while mainline ASMs increased 1.5 percent during the first quarter 2005.
 System revenue passenger miles (RPMs) increased 9.6 percent, while mainline RPMs increased 5.8 percent. The first quarter system load factor of 71.2 percent was up 3.0 percentage points year-over-year.
 The mainline passenger load factor for the first quarter was up
3.0 percentage points to 73.2 percent. For the first quarter 2005, US Airways Group Inc.'s system carried 14.1 million passengers, an increase of 10.8 percent, while mainline operations carried 10.3 million passengers, a 4.1 percent increase compared to the same period of 2004. The first quarter 2005 yield for mainline operations of 11.74 cents decreased 11.5 percent from the same period in 2004, while system yield was down 12.7 percent to 13.10 cents.

"We continue to aggressively manage every aspect of our business, from improving operations, to finding more ways to conserve fuel, to making better use of the Internet to sell our tickets," said Bruce Ashby, US Airways executive vice president of marketing and planning.

Ashby added that looking forward, the company expects system capacity growth will slow from over 9 percent in March and April to about 5 percent in May and June. As a consequence, the May to July year-over-year booked seat factor comparisons are about 4 to 5 points better than they were for April. "While our load factor for March was a record, given the timing of the Easter Holiday this year, we expect a year-over-year drop in load factor for April."

The mainline cost per available seat mile (CASM), excluding fuel and unusual items, of 8.46 cents for the first quarter 2005 was a 15.6 percent decrease over the same period in 2004, reflecting the benefit of the company's restructuring efforts (for a reconciliation of unit costs, see Note 2 to the Selected Airline Operating and Financial Statistics).

Substantially all of the company's unrestricted cash (includes cash, cash equivalents and short-term investments) constitutes cash collateral under the Air Transportation Stabilization Board (ATSB) loan agreement. As of March 31, 2005, $513 million of cash collateral was available for the company's use, subject to the limitations of the cash collateral agreement with the ATSB and approved by the Bankruptcy Court, including stringent minimum cash balances. The cash collateral agreement has been extended through June 30, 2005. During the quarter, the company drew $75 million in debtor in possession financing. Additionally, on March 31, 2005, restricted cash was $766 million, for a total cash position of $1.28 billion. This compares to a total cash position of $1.64 billion on March 31, 2004, which included $978 million of unrestricted cash.


Other notable US Airways developments:
* Completed the ratification process with all organized workgroups on new contracts that reduce labor costs by more than $1 billion annually over the next five years;
* Initiated productivity and efficiency changes beginning in February, increasing mainline aircraft utilization by 10 percent compared to November 2004. The Philadelphia hub began operating on a "rolling" bank schedule, and two flight banks were added at Charlotte;
* Took delivery of twelve additional regional jets (three 72-seat Embraer 170 and nine 70-seat Bombardier CRJ 700 regional jets) in the first quarter 2005. These were the first regional jets delivered to the company since US Airways filed for Chapter 11 in September 2004;
* Announced the consolidation of its two reservation call and service centers to Winston-Salem, N.C.;
* Secured an agreement and Bankruptcy Court approval for a $125 million financing commitment by Eastshore Aviation, LLC, an investment entity owned by Air Wisconsin Airlines Corp. and its shareholders, to fund the company's POR;
* Entered into an agreement with Republic Airways Holding, Inc., and its majority shareholder, Wexford Capital LLC, on an equity and financing package that includes a proposed $125 million investment upon US Airways' emergence from Chapter 11, in addition to options for obtaining $110 million of other liquidity enhancements that would be available prior to emergence to assist the airline in completing its restructuring. The Bankruptcy
Court has approved the agreement;
* Received Bankruptcy Court extension until May 31, 2005, to have exclusive rights to file a POR, which was supported by the company's unsecured creditors committee and unopposed by other interested parties;
* Introduced initiatives to restore operational performance standards. Between March and April, mainline on-time arrival performance improved by 11 percent, with much of the improvement coming at the Philadelphia and Charlotte hubs; and
* Confirmed that US Airways is in discussions with America West Airlines regarding a potential strategic transaction.

US Airways Group, Inc. and its domestic subsidiaries filed for Chapter 11 on Sept. 12, 2004, providing the company the opportunity to implement its Transformation Plan built on lower costs, a simplified fare structure, and expanded service.

US Airways will not hold a first quarter results conference call.

Members of the media and financial analysts needing additional information should contact US Airways Corporate Affairs at 703-872-5100.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the continued military activities in Iraq; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various prepetition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.


                       US Airways Group, Inc.          NEWS RELEASE
                      (Debtor-in-Possession)
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
         (dollars in millions, except per share amounts)


                             Three Months   Three Months
                                Ended          Ended
                               March 31,      March 31,      %
                                 2005          2004 (1)    Change
                              ---------     ------------  --------
Operating Revenues
 Passenger transportation(2) $    1,447    $    1,513       (4.4)
 Cargo and freight                   21            34      (38.2)
 Other                              160           154        3.9
                              ---------     ---------
  Total Operating Revenues        1,628         1,701       (4.3)

Operating Expenses
 Personnel costs                    477           641      (25.6)
 Aviation fuel                      368           233       57.9
 US Airways Express capacity
  purchases                         202           188        7.4
 Other rent and landing fees        123           127       (3.1)
 Aircraft rent                      115           109        5.5
 Selling expenses                   103           104       (1.0)
 Aircraft maintenance                86            90       (4.4)
 Depreciation and amortization       56            55        1.8
 Other                              299           297        0.7
                              ---------     ---------
  Total Operating Expenses        1,829         1,844       (0.8)
                              ---------     ---------
  Operating Loss                   (201)         (143)      40.6

Other Income (Expense)
 Interest income                      3             3         --
 Interest expense, net              (78)          (58)      34.5
 Reorganization items, net           89            --         --
 Other, net                          (4)           21         NM
                              ---------     ---------
  Other Income (Expense), Net        10           (34)        NM
                              ---------     ---------
Loss Before Income Taxes           (191)         (177)       7.9

  Income Tax Provision               --            --         --
                              ---------     ---------

Net Loss                    $      (191)  $      (177)       7.9
                              =========     =========

Loss per Common Share(3)
 Basic                       $    (3.48)  $     (3.28)       6.1
 Diluted                     $    (3.48)  $     (3.28)       6.1

Shares Used for Computation (000)
 Basic                           54,862        53,972
 Diluted                         54,862        53,972

NM - Not Meaningful


(1) Certain prior year amounts have been reclassified to conform with the 2005 presentation.

(2) Includes revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, and Trans States Airlines.

(3) Loss per Common Share amounts may not recalculate due to rounding.

(4) Pursuant to SEC Regulation G, the table below shows a reconciliation of Loss Before Income Taxes, Excluding Unusual Items, a non-GAAP financial measure, to Loss Before Income Taxes reported on a GAAP basis. This non-GAAP financial measure provides management the ability to measure and monitor US Airways Group's financial performance excluding unusual items, which is more indicative of the Company's ongoing operating performance and is more comparable to financial measures reported by other major network airlines.


                                      Three Months     Three Months
                                          Ended            Ended
                                        March 31,        March 31,
                                          2005             2004
                                        -------          -------
                                             (in millions)
Loss Before Income Taxes,
 Excluding Unusual items               $   (280)        $   (177)

Unusual Items
   Reorganization items, net(a)              89               --
                                        -------          -------
Loss Before Income Taxes               $   (191)        $   (177)
                                        =======          =======

(a) During the first quarter of 2005, US Airways Group recognized $89 million in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This income includes $207 million in gains related to the curtailment of US Airways' defined benefit plans and other postretirement medical benefits, $2 million in interest on accumulated cash offset by $95 million of severance including benefits, $15 million in professional fees, $8 million in damage and deficiency claims on rejected aircraft and $2 million of aircraft order penalties.




                        US Airways, Inc.              NEWS RELEASE
                     (Debtor-in-Possession)
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)


                             Three Months   Three Months
                                Ended          Ended
                               March 31,      March 31,      %
                                 2005           2004 (1)   Change
                              ------------   ------------ --------
Operating Revenues
 Passenger transportation(2) $    1,447    $    1,513       (4.4)
 Cargo and freight                   21            34      (38.2)
 Other                              154           137       12.4
                              ---------     ---------
  Total Operating Revenues        1,622         1,684       (3.7)

Operating Expenses
 Personnel costs                    417           577      (27.7)
 Aviation fuel                      335           215       55.8
 US Airways Express capacity
  purchases                         327           313        4.5
 Other rent and landing fees         90            99       (9.1)
 Aircraft rent                      105           100        5.0
 Selling expenses                    95            96       (1.0)
 Aircraft maintenance                75            72        4.2
 Depreciation and amortization       52            51        2.0
 Other                              308           307        0.3
                              ---------     ---------
  Total Operating Expenses        1,804         1,830       (1.4)
                              ---------     ---------
  Operating Loss                   (182)         (146)      24.7

Other Income (Expense)
 Interest income                      3             3         --
 Interest expense, net              (75)          (57)      31.6
 Reorganization items, net           89            --         NM
 Other, net                          (3)           19         NM
                              ---------     ---------
  Other Income (Expense), Net        14           (35)        NM
                              ---------     ---------
Loss Before Income
 Taxes                             (168)         (181)      (7.2)

  Income Tax Provision               --            --         --
                              ---------     ---------

Net Loss                     $     (168)  $      (181)     (13.3)
                              =========     =========

NM - Not meaningful

(1) Certain prior year amounts have been reclassified to conform with the 2005 presentation.

(2) Includes revenues related to capacity purchase agreements with Allegheny Airlines (through June 2004), Piedmont Airlines, PSA
Airlines, Mesa Airlines, Chautauqua Airlines and Trans States
Airlines.


                         US Airways, Inc.              NEWS RELEASE
                         (Debtor-in-Possession)
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
     SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (1)

                         (unaudited)

                                Three Months  Three Months
                                   Ended         Ended
                                  March 31,     March 31,    %
                                    2005         2004     Change
                                 ----------   ---------- --------
Revenue passenger miles(millions)*
System                             11,048       10,079      9.6
Mainline                            9,645        9,119      5.8
Available seat miles (millions)*
System                             15,519       14,769      5.1
Mainline                           13,185       12,988      1.5
Total available seat miles (millions)
System                             15,520       14,771      5.1
Mainline                           13,186       12,990      1.5
Passenger load factor*
                                     71.2%       68.2%     3.0 pts.
Mainline                             73.2%       70.2%     3.0 pts.
Yield*
System                              13.10c      15.01c   (12.7)
Mainline                            11.74c      13.27c   (11.5)
Passenger revenue per available seat mile*
System                               9.32c     10.24c     (9.0)
Mainline                             8.59c      9.32c     (7.8)
Revenue passengers (thousands)*
System                             14,068     12,700      10.8
Mainline                           10,252      9,851       4.1
Mainline revenue per seat mile*      9.91c     10.62c     (6.7)
Mainline cost per available seat mile
 (Mainline CASM)*(2)                10.89c     11.68c     (6.8)
Mainline CASM excluding aviation
  fuel *(2)                          8.46c     10.02c    (15.6)
Average stage length (miles)*         768        773      (0.6)
Cost of aviation fuel per gallon   $1.472     $0.994      48.1
Cost of aviation fuel per gallon
 (excluding fuel taxes)            $1.417     $0.938      51.1
Gallons of aviation fuel consumed
 (millions)                           218        216       0.9
Scheduled mileage completion
 factor*                             98.1%      99.3%     (1.2)pts.
Number of aircraft in operating
 fleet at period-end                  279        283     (1.4)
Full-time equivalent employees at
 period-end                        23,696     26,854    (11.8)

* Scheduled service only (excludes charter service).
c cents

(1) System statistics encompass all wholly-owned airline subsidiaries of US Airways Group, including US Airways, Allegheny Airlines, Piedmont Airlines and PSA Airlines as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines and Trans States Airlines. Mainline statistics exclude revenue and expenses associated with US Airways' capacity purchase arrangements with certain affiliated airlines and US Airways' regional jet division, MidAtlantic Airways (MidAtlantic).

(2) Pursuant to SEC Regulation G, US Airways, Inc. (the Company) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure the Company's financial performance at the mainline level both with and without the cost of aviation fuel as both the cost and availability of aviation fuel are subject to many economic and political factors beyond the Company's control and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.


                                      Three Months    Three Months
                                         Ended            Ended
                                       March 31,        March 31,
                                         2005             2004
                                        -------          -------
                                          (dollars in millions)
Passenger transportation revenue
 reconciliation:
  GAAP passenger transportation revenue $ 1,447           $ 1,513
  Less: US Airways Express and
    MidAtlantic passenger transportation
    Revenue                                (314)             (303)
                                          -----             -----
Mainline passenger transportation
    Revenue                             $ 1,133           $ 1,210


Operating revenues reconciliation:
  GAAP operating revenues               $ 1,622           $ 1,684
  Less: US Airways Express and
    MidAtlantic operating revenues         (315)             (304)
                                          -----             -----
Mainline operating revenues             $ 1,307           $ 1,380


Operating expenses reconciliation:
  GAAP operating expenses               $ 1,804           $ 1,830
  Less: US Airways Express capacity
     Purchases                             (327)             (313)
  Less: MidAtlantic operating expenses      (41)               --
                                          -----             -----
Mainline operating expenses             $ 1,436           $ 1,517


Cost per available seat mile reconciliations:(a)
 Cost per available seat mile excluding
     US Airways Express capacity
     purchases and MidAtlantic operating
     expenses (Mainline CASM)              10.89c            11.68c
 Aviation fuel - mainline                  (2.43)            (1.66)
                                           -----            -----
Mainline CASM excluding aviation fuel      8.46c             10.02c


(a) Amounts may not recalculate due to rounding.